SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 2, 2005

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

0-27570	56-1640186
(Commission File Number)	(IRS Employer ID Number)

3151 South 17th Street, Wilmington, North Carolina 28412

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (919) 251-0081

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 2, 2005, PPD Aeronautics, LLC (“Buyer”), a subsidiary of Pharmaceutical Product Development, Inc. (“PPD”), entered into an Aircraft Purchase Agreement with Krispy Kreme Doughnut Corporation (“Seller”), pursuant to which Buyer agreed, upon closing of the transactions contemplated therein, to acquire from Seller a Dassault Falcon 900EX aircraft for $30.5 million in cash. A copy of this purchase agreement is attached as an exhibit to this report.

The closing of the aircraft acquisition, which occurred on February 4, 2005, was subject to customary conditions, including Buyer’s satisfaction with a pre-purchase inspection and test flight, Seller’s correction of any discrepancies in the inspection report, continued accuracy of representations and warranties in the purchase agreement at closing and release of any liens on the aircraft.

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 4, 2005, PPD and Buyer completed their acquisition from Seller of the Dassault Falcon 900EX aircraft for $30.5 million in cash. PPD intends to use the aircraft for corporate purposes. PPD financed the acquisition from available cash.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Aircraft Purchase Agreement dated February 2, 2005 relating to the purchase of an aircraft from Krispy Kreme Doughnut Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

PHARMACEUTICAL PRODUCT DEVELOPMENT, INC.

Date: February 4, 2005	/s/ Linda Baddour
Linda Baddour
Chief Financial Officer